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                                                                    Exhibit 10.5




                        NONCOMPETITION AND NONDISCLOSURE
                                    AGREEMENT

     THIS NONCOMPETITION AND NONDISCLOSURE AGREEMENT ("Agreement") dated to be effective the 29th day of May, 1998, is entered into by and between MARKETING PROJECTS, INC., a California corporation ("MPI"), DAVID APPELL, ROBERT BOURDON, RANDOLPH COMMANS and PHYLLIS HOOKER (MPI and said individuals collectively, "Covenantor"), and FLORAFAX INTERNATIONAL, INC., a Delaware corporation, and its successors and assigns ("Purchaser").

                              W I T N E S S E T H :

         WHEREAS, MPI and Purchaser have entered into an Asset Purchase and Sale Agreement dated to be effective May 1, 1998 (the "Purchase Agreement"), under the terms of which Purchaser has agreed to purchase from Covenantor, and Covenantor has agreed to sell to Purchaser, all of the Acquired Assets (as defined therein) of Seller's business associated therewith; and

         WHEREAS, Purchaser would not agree to purchase the Acquired Assets from Covenantor unless Covenantor agreed to enter into this Agreement, and as an inducement to Purchaser to enter into and consummate the transactions contemplated by the Purchase Agreement, Covenantor agreed to enter into this Agreement; and

         WHEREAS, it is acknowledged and agreed that if Covenantor could compete with Purchaser with respect to any Soliciting Entity (as such term is defined in that certain Servicing Agreement, dated July 29, 1994, by and between MPI, Purchaser and The Flower Club, Inc., predecessor-in-interest to The Flower Club International, Inc.), it would materially and adversely affect the benefits to be accorded to Purchaser pursuant to the Purchase Agreement. A list of all Soliciting Entities is attached hereto and incorporated herein as EXHIBIT "A".

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual promises, covenants and representations set forth herein, the parties hereto agree as follows:

                                    ARTICLE I
                          NON-COMPETE AND NONDISCLOSURE

         1.01 DEFINITION OF BUSINESS. For purposes of this Agreement, the term "Business" shall mean the solicitation of floral and gift orders from any Soliciting Entity.

         1.02 COVENANTS AND NONCOMPETITION.

                  (a) During the period commencing with the Closing Date (as such term is defined in the Purchase Agreement) and continuing thereafter until the second (2nd) anniversary of the Closing Date (the "Term"), Covenantor shall not, directly or indirectly, for itself or himself, or on behalf of any other person, firm, partnership, association, corporation, trust or any other entity (whether, as







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         example only, and not limited to, an individual, creditor, agent, servant, employee, employer, officer, director, shareholder, surety, guarantor, investor, principal, consultant, advisor, beneficiary or in any other capacity), or permit anyone, directly or indirectly, on its or his behalf to, engage in or participate in any aspect of the Business wherever any Soliciting Entity conducts its respective business; provided however, nothing herein shall prohibit Covenantor from owning stock or other securities of the Purchaser or not more than five percent (5%) of the issued and outstanding securities of any other publicly traded corporation or other entity or from engaging or participating with any Soliciting Entity or otherwise in any business other than the Business.

                  (b) During the Term, Covenantor shall not, directly or indirectly, for itself or himself, or on behalf of any other person, firm, partnership, association, corporation, trust or any other entity (whether, as example only, and not limited to, an individual, creditor, agent, servant, employee, employer, officer, director, shareholder, surety, guarantor, investor, principal, consultant, advisor, beneficiary or in any other capacity), or permit anyone, directly or indirectly, on its or his behalf to, disclose to any person or entity any confidential information of Purchaser including, but not limited to, customer lists, trade secrets, proprietary information, prices, advertising or marketing plans, methods, systems, procedures or processes used by Purchaser in the Business, which disclosure would have a material adverse effect on the Business. As used in this subsection (b), confidential information shall mean information which is not generally available to the public and provides Purchaser with a competitive advantage in the Business.

         1.03 CONSIDERATION. In consideration of Covenantor's performance of their obligations under this Agreement, Purchaser agrees to pay to MPI the amounts specified in the Purchase Agreement. Covenantor acknowledges the sufficiency of such consideration and further acknowledges that Purchaser would not enter into the Purchase Agreement but for Covenantor's entering into this Agreement. Nothing contained herein shall be construed to limit Purchaser's right to recover damages for Covenantor's breach of any obligation contained herein except as herein provided.

                                   ARTICLE II
                               REMEDIES AVAILABLE

         2.01 REMEDIES AVAILABLE. In the event of default, breach or noncompliance by either party of any of the terms, provisions, covenants, representations or warranties contained in this Agreement, the aggrieved party shall have the right to (i) recover from the other party all loss, damage, cost or expense, including court costs and reasonable attorneys' fees, which result from, arise out of or are incidental to the occurrence of such default, breach or noncompliance and/or (ii) pursue such other rights and/or remedies, including specific performance, that the aggrieved party may have hereunder and/or at law or in equity.

         Covenantor acknowledges that its and his expertise in the Business is of a special, unique, unusual, extraordinary, and intellectual character, which gives said expertise a peculiar value, and that a breach by Covenantor of the provisions of this







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Agreement cannot reasonably or adequately be compensated in damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Purchaser irreparable injury and damage. Covenantor further acknowledges that it and he possess unique skills, knowledge and ability and that competition in violation of this Agreement or any other breach of the provisions of this Agreement would be extremely detrimental to the Purchaser. By reason thereof, Covenantor agrees that Purchaser shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement; provided, however, that no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuing of other legal or equitable remedies in the event of such a breach.

                                   ARTICLE III
                                EARLY TERMINATION

         3.01 EARLY TERMINATION. In the event Purchaser exercises its cancellation right, as provided by Section 7 of the Purchase Agreement, then as of such cancellation date, this Agreement automatically shall terminate and be of no further force and effect.

                                   ARTICLE IV
                            MISCELLANEOUS PROVISIONS

         4.01 SEVERABILITY, REFORMATION. If, for any reason, any provision contained in this Agreement should be held invalid in part by a court of competent jurisdiction, then it is the intent of the parties hereto that the balance of the Agreement be enforced to the fullest extent permitted by applicable law. Further, it is the intent of the parties that this Agreement be enforced to the fullest extent permitted by law or in equity. Accordingly, should a court of competent jurisdiction determine that the scope of the covenant not to compete, nondisclosure covenant or any other provision contained herein is too broad to be enforced as set forth herein, it is the intent of the parties that the court should reform such covenant or provision to such narrower scope as it determines enforceable.

         4.02 FUNDAMENTAL AGREEMENT; REASONABLE RESTRICTION. The parties hereto recognize and agree that this Agreement is necessary and essential to the protection of the Business and the consummation of the obligations of Purchaser under the Purchase Agreement, that the area and duration of the covenant not to compete and nondisclosure covenant contained herein are reasonable, and that good and valuable consideration exists for Covenantor agreeing to be bound by such covenants.

         4.03 BINDING EFFECT. This Agreement shall inure to the benefit of Purchaser, its successors and assigns and shall be binding upon Covenantor and its, his or her heirs, executors, administrators, successors, representatives and assigns.

         4.04 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         4.05 CLOSING DATES. The "Closing Date" hereunder shall have the same meaning as in the Purchase Agreement. Consequently, the closing hereunder shall








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occur concurrently with, and be conditioned upon, the closing of the transactions contemplated in the Purchase Agreement on the same closing date thereunder.

         4.06 CANCELLATION OF AGREEMENT. In the event Buyer exercises its cancellation right described in Section 7 of the Purchase Agreement, then as of June 30, 1998, this Agreement automatically will be canceled ab initio and of no further force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective on the day and year first above written.

                                 COVENANTOR:


                                 -----------------------------------
                                 DAVID APPELL


                                 -----------------------------------
                                 ROBERT BOURDON


                                 -----------------------------------
                                 RANDOLPH COMMANS


                                 -----------------------------------
                                 PHYLLIS HOOKER


                                 MARKETING PROJECTS, INC.,
                                 A CALIFORNIA CORPORATION

                                 BY:
                                    ---------------------------------
                                    DAVID APPELL, PRESIDENT


                                 PURCHASER:


                                 FLORAFAX INTERNATIONAL, INC.,
                                 A DELAWARE CORPORATION


                                 BY:
                                    ---------------------------------
                                    JAMES H. WEST, PRESIDENT


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                                   EXHIBIT "A"

                      [insert list of Soliciting Entities]